As filed with the Securities & Exchange Commission on July 18, 1997

                                                   Registration No. 33-
                                                                      ----------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                                  -----------------

                                       FORM S-8

                                REGISTRATION STATEMENT
                                      UNDER THE
                                SECURITIES ACT OF 1933
                                   ---------------

                              THE ROTTLUND COMPANY, INC.
                  (Exact name of issuer as specified in its charter)

                    Minnesota                           41-1228259
         (State or other jurisdiction       (I.R.S. Employer Identification No.)
       of incorporation or organization)

                                   -------------

                                 2681 LONG LAKE ROAD
                            MINNEAPOLIS, MINNESOTA  55113
                                    (612) 638-0500
            (Address and telephone number of principal executive offices)
                              -------------------------

                                1992 STOCK OPTION PLAN
                               (Full title of the Plan)

                                   David H. Rotter
                               Chief Executive Officer
                                 2681 Long Lake Road
                             Minneapolis, Minnesota 55113
                       (Name and address of agent for service)

                                    (612) 638-0500
            (Telephone number, including area code, of agent for service)
                                   ----------------

                           CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
Title of            Amount      Proposed maximum    Proposed maximum    Amount of
securities to       to be       offering price      aggregate offering  registration
be registered       registered  per share (1)       price (1)           fee (1)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
Common Stock,       400,000         $4.50             $1,800,000        $621.00
$.10 par value


-----------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of Regulation C as of the close of the market on July 14, 1997.

                       INCORPORATION OF DOCUMENTS BY REFERENCE

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended ("1934 Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission ("Commission"). As this Registration Statement relates to the registration of additional securities under a previously filed registration statement on Form S-8, the following document, which has been filed by the Company with the Commission pursuant to the 1934 Act (File No. 0-20614), is incorporated by reference in this registration statement:

          The registration of the Company's Common Stock on Form S-8 (File No. 33-54862).

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

                                       EXHIBITS

      5.1     Opinion of Gray, Plant, Mooty, Mooty & Bennett, P.A.

     23.1     Consent of Arthur Andersen LLP

     23.2 Consent of Gray, Plant, Mooty, Mooty & Bennett, P.A. (Exhibit 5.1 to this Registration Statement)

                                      SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on this 15th day of July, 1997.

                                      THE ROTTLUND COMPANY, INC.


                                      By   /s/ David H. Rotter
                                           -----------------------------------
                                           David H. Rotter
                                           President and Chief Executive Officer


               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


       SIGNATURE                             CAPACITY                       DATE
/s/ David H. Rotter             President, Chief Executive Officer      July 15, 1997
----------------------------    and Director (Principal Executive
David H. Rotter                 Officer)


/s/ Bernard J. Rotter           Chairman of the Board, Vice             July 15, 1997
----------------------------    President and Director
Bernard J. Rotter


/s/ Lawrence B. Shapiro         Chief Financial Officer                 July 15, 1997
----------------------------    (Principal Financial and
Lawrence B. Shapiro             Accounting Officer) and Director


                                Executive Vice President                July __, 1997
----------------------------    and Director
Todd M. Stutz


/s/ John J. Dierbeck, III       Executive Vice President                July 15, 1997
----------------------------    and Director
John J. Dierbeck, III


/s/ Dennis J. Doyle             Director                                July 15, 1997
----------------------------
Dennis J. Doyle


                                Director                                July __, 1997
----------------------------
Scott R. Rued

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


                                  INDEX TO EXHIBITS


EXHIBIT                                                                    PAGE

 5.1           Opinion of Gray, Plant, Mooty, Mooty & Bennett, P.A.          5

23.1           Consent of Arthur Andersen LLP                                6

23.2           Consent of Gray, Plant, Mooty, Mooty & Bennett, P.A.
               (contained in Exhibit 5.1 to this Registration Statement)    --

___________________




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